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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                       Securities and Exchange Commission

        Date of Report (Date of earliest event reported): March 22, 2002

                                Cytyc Corporation

             (Exact name of Registrant as specified in its charter)

                         85 Swanson Road, Boxborough, MA

                    (Address of principal executive offices)

                                      01719

                                   (Zip Code)

                                 (978) 263-8000

               Registrant's telephone number, including area code

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
               Delaware                        0-27558                         02-0407755

    State or other jurisdiction of         (Commission File         (IRS Employer Identification No.)
             Incorporation                     Number)
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Item 5.      Other Events.

         On March 22, 2002, Cytyc Corporation, a Delaware corporation ("Cytyc"), issued a press release announcing that, based on recent conversations with the staff of the U.S. Federal Trade Commission (the "FTC"), it expects to receive within the next several days a formal request from the FTC for additional information and documentary material in connection with the FTC's review, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, of Cytyc's proposed acquisition of Digene Corporation, a Delaware corporation ("Digene").

         On February 19, 2002, Cytyc and Digene announced that they had signed a definitive merger agreement pursuant to which Cytyc would acquire all of the outstanding shares of Digene common stock in a cash and stock exchange offer transaction. On March 1, 2002, Cytyc and Digene announced that they had commenced the exchange offer. The exchange offer is currently scheduled to expire at 12:00 midnight, New York City time, on Thursday, March 28, 2002, unless extended. Cytyc expects that the receipt of a formal request for additional information from the FTC will require an extension of the exchange offer period.

         A copy of Cytyc's press release of March 22, 2002 is filed herewith as
Exhibit 99.1.

Item 7.     Financial Statements and Exhibits.

       (c)  Exhibits.

       Exhibit 99.1     Press Release, dated March 22, 2002.




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                                   SIGNATURES

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CYTYC CORPORATION

Date: March 22, 2002                    By:   /s/  Patrick J. Sullivan
                                             --------------------------------
                                              Patrick J. Sullivan
                                              Vice Chairman, Chairman-elect and
                                              Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit No.                        Description

Exhibit 99.1         Press Release, dated March 22, 2002